Exhibit 99.2

RTX Corporation - Unaudited Historical Financial Information

Effective July 1, 2023, the RTX Corporation (“RTX” or “the Company”) streamlined the structure of its core businesses into three principal business segments: Collins Aerospace, Pratt & Whitney, and Raytheon. RTX did not operate under this segment structure for segment reporting purposes or use this measure of segment operating performance in the three months ended June 30, 2023 or prior periods and will begin to report comparative results under this basis with the filing of its Quarterly Report on Form 10-Q for the quarter and nine months ending September 30, 2023. Until RTX’s interim financial statements as of and for the quarter and nine months ending September 30, 2023 are issued, amounts on the updated basis are not in accordance with accounting principles generally accepted in the United States (“GAAP”) and, as a result, are considered non-GAAP measures.

Use and Definitions of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”), and free cash flow are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant nonoperational items and/or significant operational items that may occur at irregular intervals (hereinafter referred to as “net significant and/or non-recurring items”). Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted operating profit margin represents adjusted operating profit (loss) as a percentage of adjusted net sales. Adjusted segment operating profit (loss) represents the combined operating profit (loss) (a GAAP measure) of our business segments, excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (the combined adjusted sales of our business segments). Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted

EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. For the business segments, when applicable, adjustments of net sales similarly reflect continuing operations (a GAAP measure) excluding net significant and/or non-recurring items. Organic sales for the business segments similarly excludes the impact of foreign currency, acquisitions and divestitures, and net significant and/or non-recurring items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (“ROS”)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and net significant and/or non-recurring items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables below. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

RTX Corporation
Reconciliation of Recasted (Non-GAAP) and Adjusted as Recasted (Non-GAAP) Results
Adjusted Sales as Recasted, Adjusted Operating Profit as Recasted & Operating Profit Margin as Recasted

	Quarter Ended		Quarter Ended
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	Mar 31, 2023	Jun 30, 2023	Mar 31, 2022	Jun 30, 2022	Sept 30, 2022	Dec 31, 2022
Collins Aerospace
Net sales	$5,581	$5,850	$4,824	$5,011	$5,100	$5,662
Segment Realignment (1)	539	534	652	616	618	569
Net sales - as Recasted	$6,120	$6,384	$5,476	$5,627	$5,718	$6,231
Operating profit	$794	$821	$440	$546	$616	$741
Segment Realignment (1)	100	75	125	114	123	103
State Tax realignment (2)	3	3	2	4	3	(1)
Operating Profit - as Recasted	897	899	567	664	742	843
Restructuring	(3)	(5)	(3)	(2)	(14)	(2)
Segment and portfolio transformation costs	(3)	(11)	—	—	—	—
Impairment charges and reserve adjustments related to Russia sanctions	—	—	(141)	—	—	—
Charges associated with disposition of businesses	—	—	—	(69)	—	—
Adjusted operating profit - as Recasted	$903	$915	$711	$735	$756	$845
Operating profit margin	14.2%	14.0%	9.1%	10.9%	12.1%	13.1%
Operating profit margin - as Recasted	14.7%	14.1%	10.4%	11.8%	13.0%	13.5%
Adjusted operating profit margin - as Recasted	14.8%	14.3%	13.0%	13.1%	13.2%	13.6%
Pratt & Whitney
Net sales	$5,230	$5,701	$4,529	$4,969	$5,380	$5,652
Net sales - as Recasted	$5,230	$5,701	$4,529	$4,969	$5,380	$5,652
Operating profit	$415	$230	$151	$302	$316	$306
Operating Profit - as Recasted	415	230	151	302	316	306
Restructuring	(19)	(25)	(2)	(1)	(2)	(15)
Impairment charges and reserve adjustments related to Russia sanctions	—	—	(155)	—	—	—
Charges related to a customer insolvency	—	(181)	—	—	—	—
Adjusted operating profit - as Recasted	$434	$436	$308	$303	$318	$321
Operating profit margin	7.9%	4.0%	3.3%	6.1%	5.9%	5.4%
Adjusted operating profit margin - as Recasted	8.3%	7.6%	6.8%	6.1%	5.9%	5.7%
Raytheon
Net sales	$—	$—	$—	$—	$—	$—
Segment Realignment (1)	6,292	6,700	6,074	6,133	6,308	6,661
Net sales - as Recasted	$6,292	$6,700	$6,074	$6,133	$6,308	$6,661
Operating profit	$—	$—	$—	$—	$—	$—
Segment Realignment (1)	539	612	635	545	649	537
State Tax realignment (2)	32	32	20	34	37	(9)
Operating Profit - as Recasted	571	644	655	579	686	528
Restructuring	(7)	(17)	—	—	(8)	—
Segment and portfolio transformation costs	(6)	(1)	—	—	—	—
Charges associated with divestiture of a non-core business	—	—	—	—	—	(42)
Adjusted operating profit - as Recasted	$584	$662	$655	$579	$694	$570
Operating profit margin	—%	—%	—%	—%	—%	—%
Operating profit margin - as Recasted	9.1%	9.6%	10.8%	9.4%	10.9%	7.9%
Adjusted operating profit margin - as Recasted	9.3%	9.9%	10.8%	9.4%	11.0%	8.6%
Raytheon Intelligence & Space
Net sales	$3,565	$3,655	$3,572	$3,570	$3,626	$3,544
Segment Realignment (1)	(3,565)	(3,655)	(3,572)	(3,570)	(3,626)	(3,544)
Net sales - as Recasted	$—	$—	$—	$—	$—	$—
Operating profit	$324	$291	$378	$315	$371	$278
Segment realignment (1)	(324)	(291)	(378)	(315)	(371)	(278)
Operating Profit - as Recasted	$—	$—	$—	$—	$—	$—
Operating profit margin	9.1%	8.0%	10.6%	8.8%	10.2%	7.8%

Raytheon Missiles & Defense
Net sales	$3,671	$4,000	$3,527	$3,558	$3,678	$4,100
Segment Realignment (1)	(3,671)	(4,000)	(3,527)	(3,558)	(3,678)	(4,100)
Net sales - as Recasted	$—	$—	$—	$—	$—	$—
Operating profit	$328	$415	$387	$348	$408	$376
Segment realignment (1)	(328)	(415)	(387)	(348)	(408)	(376)
Operating Profit - as Recasted	$—	$—	$—	$—	$—	$—
Operating profit margin	8.9%	10.4%	11.0%	9.8%	11.1%	9.2%
Eliminations and Other
Net sales	$(833)	$(891)	$(736)	$(794)	$(833)	$(865)
Segment Realignment (1)	405	421	373	379	378	414
Net sales - as Recasted	$(428)	$(470)	$(363)	$(415)	$(455)	$(451)
Operating profit	$13	$(60)	$(34)	$(47)	$(50)	$(43)
Segment Realignment (1)	38	44	35	34	37	45
Operating Profit - as Recasted	51	(16)	1	(13)	(13)	2
Gain on sale of land	68	—	—	—	—	—
Charges related to a customer insolvency	—	10	—	—	—	—
Impairment charges and reserve adjustments related to Russia sanctions	—	—	6	—	—	—
Adjusted operating profit - as Recasted	$(17)	$(26)	$(5)	$(13)	$(13)	$2
Corporate expenses and other unallocated items
Operating profit	$(43)	$(59)	$(136)	$(42)	$(77)	$(63)
Operating Profit - as Recasted	(43)	(59)	(136)	(42)	(77)	(63)
Restructuring	(1)	(21)	(39)	(9)	—	(18)
Segment and portfolio transformation costs	(2)	(10)	—	—	—	—
Adjusted operating loss - as Recasted	$(40)	$(28)	$(97)	$(33)	$(77)	$(45)
FAS/CAS Operating Adjustment
Operating profit	$314	$309	$378	$379	$378	$385
Segment Realignment (1)	(25)	(25)	(30)	(30)	(30)	(31)
Operating Profit - as Recasted	$289	$284	$348	$349	$348	$354
Acquisition Accounting Adjustments
Operating loss	$(493)	$(489)	$(484)	$(448)	$(482)	$(479)
Acquisition accounting adjustments	(493)	(489)	(484)	(448)	(482)	(479)
Adjusted operating profit - as Recasted	$—	$—	$—	$—	$—	$—
RTX Consolidated
Net sales	$17,214	$18,315	$15,716	$16,314	$16,951	$18,093
Net sales - as Recasted	$17,214	$18,315	$15,716	$16,314	$16,951	$18,093
Operating profit	$1,652	$1,458	$1,080	$1,353	$1,480	$1,501
State Tax realignment (2)	35	35	22	38	40	(10)
Operating Profit - as Recasted	1,687	1,493	1,102	1,391	1,520	1,491
Restructuring	(30)	(68)	(44)	(12)	(24)	(35)
Acquisition accounting adjustments	(493)	(489)	(484)	(448)	(482)	(479)
Total net significant and/or non-recurring items included in Operating profit above	57	(193)	(290)	(69)	—	(42)
Adjusted operating profit - as Recasted	$2,153	$2,243	$1,920	$1,920	$2,026	$2,047

(1) Effective July 1, 2023 we streamlined the structure of our core businesses into three principal business segments: Collins Aerospace, Pratt & Whitney, and Raytheon. The segment realignment adjustments reclassify the prior period results to reflect the new business segment structure. The Company did not operate under the realigned segment structure for any of these prior periods.
(2) In conjunction with the segment realignment, the Company revised its accounting policy with respect to the financial statement presentation of state income taxes allocable to U.S. government contracts related to our RIS and RMD segments. Prior to July 1, 2023, these state income taxes were classified as Selling, general and administrative expenses. Effective with the segment change noted above, state income tax amounts previously reported within Selling, general and administrative expenses will be presented within Income tax expense. The adjustment reclassifies prior period results to reflect this change and is not considered material to the prior period results.

RTX Corporation
Summary of Segment Net Sales and Operating Profit - As Recasted (Non-GAAP)

Reported - as Recasted	Quarter Ended		Quarter Ended
	(Unaudited)		(Unaudited)
(dollars in millions)	Mar 31, 2023	Jun 30, 2023	Mar 31, 2022	Jun 30, 2022	Sept 30, 2022	Dec 31, 2022
Net Sales - as Recasted
Collins Aerospace	$6,120	$6,384	$5,476	$5,627	$5,718	$6,231
Pratt & Whitney	5,230	5,701	4,529	4,969	5,380	5,652
Raytheon	6,292	6,700	6,074	6,133	6,308	6,661
Total segments	17,642	18,785	16,079	16,729	17,406	18,544
Eliminations and other	(428)	(470)	(363)	(415)	(455)	(451)
Consolidated	$17,214	$18,315	$15,716	$16,314	$16,951	$18,093

Operating Profit - as Recasted
Collins Aerospace	$897	$899	$567	$664	$742	$843
Pratt & Whitney	415	230	151	302	316	306
Raytheon	571	644	655	579	686	528
Total segments	1,883	1,773	1,373	1,545	1,744	1,677
Eliminations and other	51	(16)	1	(13)	(13)	2
Corporate expenses and other unallocated items	(43)	(59)	(136)	(42)	(77)	(63)
FAS/CAS operating adjustment	289	284	348	349	348	354
Acquisition accounting adjustments	(493)	(489)	(484)	(448)	(482)	(479)
Consolidated	$1,687	$1,493	$1,102	$1,391	$1,520	$1,491

Segment Operating Profit Margin - as Recasted
Collins Aerospace	14.7%	14.1%	10.4%	11.8%	13.0%	13.5%
Pratt & Whitney	7.9%	4.0%	3.3%	6.1%	5.9%	5.4%
Raytheon	9.1%	9.6%	10.8%	9.4%	10.9%	7.9%
Total segment	10.7%	9.4%	8.5%	9.2%	10.0%	9.0%

Adjusted - as Recasted	Quarter Ended		Quarter Ended
	(Unaudited)		(Unaudited)
(dollars in millions)	Mar 31, 2023	Jun 30, 2023	Mar 31, 2022	Jun 30, 2022	Sept 30, 2022	Dec 31, 2022
Net Sales - Adjusted as Recasted
Collins Aerospace	$6,120	$6,384	$5,476	$5,627	$5,718	$6,231
Pratt & Whitney	5,230	5,701	4,529	4,969	5,380	5,652
Raytheon	6,292	6,700	6,074	6,133	6,308	6,661
Total segments	17,642	18,785	16,079	16,729	17,406	18,544
Eliminations and other	(428)	(470)	(363)	(415)	(455)	(451)
Consolidated	$17,214	$18,315	$15,716	$16,314	$16,951	$18,093

Operating Profit - Adjusted as Recasted
Collins Aerospace	$903	$915	$711	$735	$756	$845
Pratt & Whitney	434	436	308	303	318	321
Raytheon	584	662	655	579	694	570
Total segments	1,921	2,013	1,674	1,617	1,768	1,736
Eliminations and other	(17)	(26)	(5)	(13)	(13)	2
Corporate expenses and other unallocated items	(40)	(28)	(97)	(33)	(77)	(45)
FAS/CAS operating adjustment	289	284	348	349	348	354
Acquisition accounting adjustments	—	—	—	—	—	—
Consolidated	$2,153	$2,243	$1,920	$1,920	$2,026	$2,047

Segment Operating Profit Margin - Adjusted as Recasted
Collins Aerospace	14.8%	14.3%	13.0%	13.1%	13.2%	13.6%
Pratt & Whitney	8.3%	7.6%	6.8%	6.1%	5.9%	5.7%
Raytheon	9.3%	9.9%	10.8%	9.4%	11.0%	8.6%
Total segment	10.9%	10.7%	10.4%	9.7%	10.2%	9.4%